                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of At Home Corporation for the registration of 5,285,600 shares of its Series A common stock and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation included in its Annual Report on Form 10-K/A for the year ended December 31, 1998, as amended, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Walnut Creek, California
February 28, 2000